UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2010

Date of Report (date of earliest event reported)

BIOFORM MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33791	39-1979642
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 South Grant Street, Suite 200

San Mateo, California 94402

(Address of principal executive offices)

(650) 286-4000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 31, 2009, BioForm Medical, Inc., a Delaware corporation (“BioForm” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merz GmbH & Co. KGaA (“Parent” or “Merz”), a limited partnership by shares formed under the laws of the Federal Republic of Germany, and Vine Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Merz (“Offeror”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Offeror commenced a tender offer (the “Offer”) on January 15, 2010 to acquire all of the outstanding shares of common stock of the Company, $0.01 par value per share, at a purchase price of $5.45 per share net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Offer Consideration”), pursuant to an Offer to Purchase, dated January 15, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal, each as amended or supplemented from time to time.

On February 16, 2010, Merz announced the completion of the Offer. The initial offering period of the Offer expired at 12:00 Midnight, New York City time, on February 12, 2010. A subsequent offering period commenced on February 16, 2010 and expired at 12:00 Midnight, New York City time, on February 18, 2010. Merz and Offeror have advised BioForm that, based on final information from Deutsche Bank Trust Company Americas, the depositary for the Offer, as of the expiration of the subsequent offering period at 12:00 Midnight, New York City time, on February 18, 2010, a total of 45,400,432 shares of the Company’s common stock, representing over 95 percent of the outstanding shares, were validly tendered and not withdrawn. All of such shares have been accepted for payment in accordance with the terms of the Offer.

On February 19, 2010, Offeror was merged with and into BioForm (the “Merger”) pursuant to the terms of the Merger Agreement, with BioForm surviving as an indirect wholly-owned subsidiary of Merz. At the effective time of the Merger, each issued and outstanding share of BioForm common stock that was not tendered pursuant to the Offer was cancelled and converted into the right to receive consideration in an amount equal to the Offer Consideration (other than shares of BioForm common stock held in the treasury of the Company or owned by Parent or Offeror or any other wholly-owned subsidiary of Parent or by stockholders, if any, who properly exercise their appraisal rights under Delaware law).

As a result of the Merger, BioForm no longer fulfills the numerical listing requirements of The Nasdaq Global Market (“Nasdaq”). Accordingly, on February 19, 2010, at BioForm’s request, Nasdaq filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 thereby effecting the delisting of the Shares from Nasdaq.

Item 3.03.	Material Modification to Rights of Security Holders.

At the effective time of the Merger, each issued and outstanding share of BioForm common stock (other than shares held in the treasury of the Company and shares owned by Parent or Offeror or any other wholly-owned subsidiary of Parent) was converted into the right to (i) receive from the Company consideration in an amount equal to the Offer Consideration, or (ii) seek appraisal of such shares under Delaware law. At the effective time of the Merger, BioForm stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in BioForm (other than their right to receive the Merger consideration) and accordingly no longer have any interest in BioForm’s future earnings or growth.

Item 5.01.	Changes in Control of Registrant.

As a result of the Offer and the Merger, a change of control of the Company occurred and the Company has become an indirect wholly-owned subsidiary of Merz. The disclosure under Item 3.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Pursuant to the terms of the Merger Agreement, upon the closing of the Offer, Merz was entitled to designate a majority of the Company’s directors. On February 16, 2010, Steven Basta, Dennis Condon, Jeff Nugent, Kevin Sidow and Martin Sutter resigned as directors, and the following designees of Merz were appointed to fill such vacancies until the effective time of the Merger: Martin Zügel, Matthias A. Vogt, Norman C. Selby, Jack Britts and Hans-Jörg Bergler.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger, the then-serving directors and officers of the Company, including then-serving directors Chris Dennis, N.C. Joseph Lai and Tim Lynch, ceased to be directors and officers of the Company, and the directors and officers of Offeror immediately prior to the effective time of the Merger became the directors and officers of the Company following the Merger. The new directors of the Company are Martin Zügel, Matthias A. Vogt and Steven Basta. The new officers of the Company are Steven Basta (Chief Executive Officer), Dennis Condon (President and Chief Business Officer), Adam Gridley (Senior Vice President of Corporate Development), and Matthias A. Vogt (Treasurer and Secretary).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with consummation of the Merger, at the effective time of the Merger, the Company’s certificate of incorporation and by-laws were amended and restated in their entirety. Copies of the restated certificate of incorporation and by-laws of the Company are filed as Exhibits 3.1 and 3.2 to this report and are incorporated by reference in this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-Laws of the Company.

99.1

Press release issued by Merz Pharma Group on February 16, 2010 (incorporated by reference to Exhibit (a) (17) to Amendment No. 5 to the Schedule TO filed by Vine Acquisition Corp. and Merz GmbH & Co. KGaA on February 16, 2010).

99.2	Press release issued by Merz Pharma Group on February 19, 2010 (incorporated by reference to Exhibit (a) (18) to Amendment No. 6 to the Schedule TO filed by Vine Acquisition Corp. and Merz GmbH & Co. KGaA on February 19, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2010

BioForm Medical, Inc.

By:	/s/ Steven Basta
Name:	Steven Basta
Title:	Chief Executive Officer